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                                                                    Exhibit 23.2






                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-12207, 33-58500, 33-63917, 333-43171, 333-43175
and 333-63985) of M&T Bank Corporation of our report dated January 11, 1999 appearing on page 63 of this Form 10-K. We also consent to the reference to us under the heading "Experts" in Registration Statements (Nos. 33-12207, 33-58500, 333-43171, 333-43175 and 333-63985).





/s/ PricewaterhouseCoopers LLP

Buffalo, New York
March 19, 1999